[Exhibit 99.4]

                        FORM OF SUBSCRIPTION CERTIFICATE


                             Certificate for Rights

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED FEBRUARY[ ], 2002 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM CONTINENTAL STOCK TRANSFER AS THE SUBSCRIPTION AGENT.

                  Chromatics Color Sciences International, Inc.
                     Incorporated under the laws of New York

                            SUBSCRIPTION CERTIFICATE

                                      LABEL

        Number of Shares of the Common Stock of Chromatics Color Sciences
         International, Inc. or Common Stock underlying Preferred Stock or Options Under the 1992 Employee Stock Options Plan as Amended

                       Subscription Price: $ .02 per share

                VOID IF NOT EXERCISED BEFORE THE EXPIRATION DATE
                         (AS DEFINED IN THE PROSPECTUS)

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed herein is the owner of the number of Subscription Rights set forth above, each of which entitles the owner to subscribe for and purchase 7 shares of Common Stock, no par value per share (the "Common Stock"), of Chromatics Color Sciences International, Inc., a New York corporation (the "Company"), for each share of Common Stock or Common Stock underlying Preferred Stock or options under the 1992 Employee Stock Options Plan as amended that you own on the terms and subject to the conditions set forth in the Company's Prospectus and instructions relating thereto on the reverse side hereof. The non-transferable Subscription Rights represented by this Subscription Certificate may be exercised by duly completing Section 1 on the reverse side hereof. Special delivery restrictions may be specified by completing Section 2 on the reverse side hereof.

THE SUBSCRIPTION RIGHTS EVIDENCED BY THIS SUBSCRIPTION CERTIFICATE ARE NOT TRANSFERABLE. SUCH SUBSCRIPTION RIGHTS MAY NOT BE
EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED.



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Dated:



-----------------------------------                -----------------------------
Brian Fitzpatrick                                  Leslie Foglesong
President & Acting Chief Executive Officer         Secretary

                      SECTION 1 - EXERCISE AND SUBSCRIPTION

The undersigned irrevocably exercises Subscription Rights to subscribe for shares of the Company's common Stock, as indicated below, on the terms and subject to the conditions specified in the Company's Prospectus relating to the offering of such Subscription Rights, receipt of which is hereby acknowledged:

         (a) Number of shares of the Company's Common Stock subscribed for pursuant to the Basic Subscription Privilege:

         (b) Number of shares of the Company's Common Stock subscribed for pursuant to the Over-Subscription Privilege:

YOU MAY NOT EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE UNLESS YOUR BASIC SUBSCRIPTION PRIVILEGE HAS BEEN EXERCISED IN FULL.

         (c) Total Subscription Price (total number of shares subscribed for pursuant to both the Basic Subscription Privilege and the Over-Subscription Privilege multiplied by the Subscription Price of $ .02 per share):

METHOD OF PAYMENT (CHECK ONE)

[ ] Uncertified personal check, payable to Continental Stock Transfer, as Subscription Agent.

PLEASE NOTE THAT FUNDS PAID BY UNCERTIFIED PERSONAL CHECK MAY TAKE
AT LEAST TEN BUSINESS DAYS TO CLEAR. ACCORDINGLY, SUBSCRIPTION RIGHTS HOLDERS WHO WISH TO PAY THE PURCHASE PRICE BY MEANS OF AN UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY THE EXPIRATION DATE, AND ARE URGED TO CONSIDER PAYMENT BY MEANS OF A CERTIFIED OR BANK CHECK, MONEY ORDER OR WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS.

[ ] Certified check or bank check drawn on a U.S. bank or money order, payable to Continental Stock Transfer as Subscription Agent.



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[ ] Wire transfer directed to the account maintained by Continental Stock
Transfer & Trust Company. For wire instructions, please contact the Reorganization Department at (212)509-4000 extension 536, facsimile
(212)616-7610.

IF YOU CHOOSE TO WIRE TRANSFER FUNDS FOR PAYMENT, YOU ARE URGED TO SEND YOUR SUBSCRIPTION CERTIFICATE BY OVERNIGHT DELIVERY NO LATER THAN THE DAY OF YOUR WIRE TRANSFER TO ASSURE PROPER MATCHING WITH YOUR PAYMENT AND, IN ANY EVENT, IN TIME FOR DELIVERY ON OR PRIOR TO MARCH 15, 2002.

If the amount enclosed or transmitted is not sufficient to pay the purchase price for all share(s) of Common Stock that are stated to be subscribed for, or if the number of share(s) of Common Stock being subscribed for is not specified, the number of share(s) of Common Stock subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the amount enclosed or transmitted exceeds the purchase price for all share(s) of Common Stock that the undersigned has the right to subscribe for (such excess amount, the "Subscription Excess"), the Subscription Agent shall return the Subscription Excess to the subscriber without interest or deduction.

              SECTION 2 - SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS
                        FOR SUBSCRIPTION RIGHTS HOLDERS:

         (a) To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder. (See the Instructions.)

DO NOT FORGET TO COMPLETE THE GUARANTEE OR SIGNATURE (S) SECTION BELOW

Name: _____________________________ Soc. Sec. # / Tax ID #: ____________________

Address: _____________________________________________________________________

         (b) To be completed ONLY if the certificate representing the Common Stock is to be sent to an address other than that shown above. (See the Instructions.)

DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE (S) SECTION BELOW.

Name: _____________________________ Soc. Sec. # / Tax ID #: ____________________



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Address: _____________________________________________________________________

            ACKNOWLEDGMENT - THE SUBSCRIPTION ORDER FORM IS NOT VALID
                              UNLESS YOU SIGN BELOW

I/We acknowledge receipt of the Prospectus and understand that after delivery of this Subscription Certificate to the Company's Subscription Agent, I/we may not modify or revoke this Subscription Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct. If the Special Issuance or Delivery Instructions for Subscription Rights Holders are completed, I/we certify that although the certificate representing the Common Stock is to be issued in a name other than the registered holder, beneficial ownership of the Common Stock will not change.

The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company's transfer agent or under the 1992 Employee Stock Options Plan as amended without any alteration or change whatsoever.

Signature(s) of Registered holder: ___________________________ Date: ___________

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the Instructions.

Name: _________________ Capacity: ________________

Soc. Sec. # / Tax ID #: _____________

Address: ________________________________________ Phone: _______________________




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                            GUARANTEE OF SIGNATURE(S)

All Subscription Rights Holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. See the Instructions.

Name of Firm: ________________________

Authorized Signature: _______________

Name: ___________________ Title: ________________

Soc. Sec. # / Tax ID #: ____________

Address: __________________________________ Phone: _____________________________

YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A STOCKHOLDER OTHER THAN THE REGISTERED HOLDER.

     Signature Guaranteed: By: ___________________________________________

     Name of Bank or Firm: __________________________________